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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-29001 of Energy Corporation of America on Form S-4 of our reports dated April 21, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Summary Financial Information", "Selected Consolidated Financial Information", "Change of Accountants" and "Experts" in such Prospectus.

Our audit of the consolidated financial statements of Energy Corporation of America referred to in our aforementioned report also included the financial statement schedules of Energy Corporation of America, listed in Item 21. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements of Energy Corporation of America taken as a whole, present fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP

Denver, Colorado

July 16, 1997